UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2020

SIGA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 10, 2020 upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of SIGA Technologies, Inc., a Delaware corporation (the “Company”), the Board appointed Julian Nemirovsky as a director of the Company, effective immediately.  Mr. Nemirovsky will serve a term through the date of the next annual meeting of the Company’s stockholders.  Mr. Nemirovsky is a Senior Vice President of MacAndrews & Forbes Incorporated, a related party to SIGA.

Mr. Nemirovsky will receive compensation consistent with that awarded to other non-employee Board members for their duties performed in serving on the Board, as previously disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2020.  As such, on the date of his appointment, Mr. Nemirovsky was granted fully vested stock options to purchase 25,000 shares of the Company’s common stock at an exercise price of $7.00 per share, the closing market price of the Company’s common stock on December 10, 2020.  Mr. Nemirovsky will also receive an annual retainer of $25,000 (prorated for the portion of the annual term remaining), with such payments to be made quarterly, in arrears, and meeting fees of $1,500 for each Board meeting and $1,000 for each committee meeting.

As of the date hereof, Mr. Nemirovsky has not been appointed to serve on any Committees of the Board.

Third Amended and Restated Employment Agreement

On December 10, 2020, the Company entered into a third amended and restated employment agreement with Dennis E. Hruby (the “Hruby Agreement”), the Company’s Executive Vice President and Chief Scientific Officer.  The Hruby Agreement supersedes any employment agreements Dr. Hruby previously had in place with the Company.  The following is a description of certain of the material terms of the Hruby Agreement.

Pursuant to the Hruby Agreement, the Company has agreed to pay to Dr. Hruby a base salary with respect to the remainder of the 2020 calendar year based on an annual rate of $633,386.  Effective January 1, 2021, the annual base salary shall increase by three percent (3%) to $652,388 or such greater amount as determined by the compensation committee of the Board (the “Compensation Committee”).  Mr. Hruby’s base salary will be subject to an automatic annual increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2022 and ending on the third (3rd) anniversary of the occurrence of a Change of Control (as such term is defined in the Hruby Agreement).  The Compensation Committee may increase Dr. Hruby’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Hruby’s base salary.

Under the terms of the Hruby Agreement, Dr. Hruby is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary.  In the event of a Change of Control of the Company, Dr. Hruby shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided, in each case, that Dr. Hruby remains employed on the last day of such calendar year.

The term of Dr. Hruby’s employment, pursuant to the Hruby Agreement, expires at the end of the two (2) year anniversary of the effective date of the agreement, subject to automatic renewals for additional one (1) year periods unless notice of non-renewal is given by either party; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Pursuant to the Hruby Agreement, the following termination and change in control-related circumstances would trigger payments or the provision of other benefits:

●	Termination by the Company without Cause (as such term is defined in the Hruby Agreement) or by Dr. Hruby for Good Reason (as such term is defined in the Hruby Agreement).

●	Termination by the Company without Cause or by Dr. Hruby for Good Reason in the Change of Control Period (as such term is defined in the Hruby Agreement).

●	Termination by the Company for Cause or by Dr. Hruby without Good Reason.

●	Termination by the Company based on Dr. Hruby’s death or Dr. Hruby becoming Totally Disabled (as such term is defined in the Hruby Agreement).

If the Hruby Agreement is terminated or non-renewed without Cause or if Dr. Hruby terminates his employment for Good Reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any unused vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with the Hruby Agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the Hruby Agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years (except in the case of non-renewal, in which event such continued payment will be for one (1) year); (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Hruby Agreement is terminated during the Change of Control Period without Cause or if Dr. Hruby terminates his employment during the Change of Control Period for Good Reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any unused vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with the Hruby Agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the Hruby Agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company’s taking all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and for a period of not less than one (1) year from the date of termination, or, if earlier, until the expiration of the term of such equity award.

If the Dr. Hruby’s employment is terminated by reason of death or Dr. Hruby becoming Totally Disabled, for Cause or if he voluntarily terminates his employment without Good Reason, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any unused vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with the Hruby Agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in the Hruby Agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with the Hruby Agreement.

The Hruby Agreement is filed as Exhibit 10.1 hereto, and the description contained herein of such employment agreement is qualified in its entirety by reference to the terms contained in the agreement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Employment Agreement, dated December 10, 2020, between SIGA Technologies, Inc. and Dennis E. Hruby

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: December 11, 2020